UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 11, 2008
IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

70 Valley Stream Parkway, Malvern, Pennsylvania	19355

Registrant’s telephone number, including area code: (610) 296-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 11, 2008, IKON Office Solutions, Inc. (“IKON”), through its subsidiaries IKON Office Solutions, Inc. (“IKON Canada”) and IKON Office Solutions Northern Ltd. (“IKON Northern” and together with IKON and IKON Canada, the “Company”), entered into a First Amendment (the “Amendment”) to Canadian Rider No. 1 (“Canadian Rider”) to the Program Agreement, dated as of July 8, 2008, with General Electric Capital Canada Inc. as general partner of GE VFS Canada Limited Partnership (“GECAN”). Pursuant to the Canadian Rider, the Company designated GECAN as its preferred lease financing source in Canada and receives origination fees with respect to future leases funded by GECAN.
The Amendment extends the term of the Company’s lease program relationship with GECAN through fiscal year 2014, and modifies certain provisions of the Canadian Rider relating to origination fees received from GECAN.
The Amendment is filed as Exhibit 10.1 to this report. The foregoing description of the Amendment is qualified in its entirety by reference to the actual amendment.

Item 2.02.	Results of Operations and Financial Condition.
On July 15, 2008, IKON issued a press release announcing that it has revised its earnings outlook for the third quarter of fiscal year 2008. A copy of this press release is furnished as Exhibit 99.1 to this report.
The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
10.1	First Amendment to Canadian Rider No. 1 to the Program Agreement
99.2	Press Release dated July 15, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By:	/s/ Robert F. Woods
Robert F. Woods
Senior Vice President and Chief Financial Officer

Dated: July 15, 2008